UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2017

XPERI CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37956	81-4465732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 9, 2017, the U.S. International Trade Commission (the “Commission”), issued a notice extending by approximately one month the dates for the Commission to determine whether to review the final initial determination (“ID”) and the target date for completion of the investigation in In Re Certain Semiconductor Devices, Semiconductor Device Packages, And Products Containing Same, ITC Investigation No. 337-TA-1010, filed by Tessera Technologies, Inc., Tessera, Inc., and Invensas Corporation (collectively, “Tessera”) against Broadcom Limited, Broadcom Corporation (“Broadcom”), ARRIS International plc, ARRIS Group, Inc., ARRIS Technology, Inc., ARRIS Enterprises LLC, ARRIS Solutions, Inc., Pace Americas, LLC, Pace USA LLC, Pace Ltd., ASUSTeK Computer Inc., ASUS Computer International, HTC Corporation, HTC America, Inc., NETGEAR, Inc., Arista Networks, Inc. Comcast Cable Communications, LLC, Comcast Cable Communications Management, LLC, Comcast Business Communications, LLC, Technicolor S.A., Technicolor USA, Inc., and Technicolor Connected Home USA LLC (collectively, “Respondents”). Tessera Technologies, Inc., Tessera, Inc., and Invensas Corporation are wholly-owned subsidiaries of Xperi Corporation (the “Company”).

The new deadline for the Commission to determine whether to review the final initial determination is September 29, 2017, and the new target date for completion of the investigation is December 1, 2017.

The Company does not believe the extension has any bearing on the merits of the investigation. The Commission indicated that it required additional time to consider the petitions for review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2017	XPERI CORPORATION

	By:	/s/ Robert Andersen
	Name:	Robert Andersen
	Title:	Executive Vice President and Chief Financial Officer